UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 28, 2008

PRIVATEBANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

____________________________

Delaware	000-25887	36-3681151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
70 West Madison Chicago, Illinois		60602 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (312) 683-7100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (c)                                Departure of Directors or Certain Officers; Election of Directors;Appointment of Certain Officers; Compensatory Arrangements of CertainOfficers.

On September 8, 2008, PrivateBancorp, Inc. (the “Company”) announced that on August 28, 2008, Barbara E. Briick, 44, was appointed Controller and Chief Accounting Officer of the Company effective September 2, 2008.  Ms. Briick will serve as the Company’s principal accounting officer, reporting directly to Dennis L. Klaeser, the Company’s Chief Financial Officer.

Prior to joining the Company, Ms. Briick served as Senior Vice President and Corporate Controller of First Midwest Bancorp, Inc since 1996.

There are no related party transactions between the Company and Ms. Briick that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Attached as Exhibit 99.1 is a copy of the press release relating to the announcement, which is incorporated by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
99.1	Press Release dated September 8, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2008	PRIVATEBANCORP, INC. By: /s/ Larry D. Richman Larry D. Richman Chief Executive Officer By: /s/ Dennis L. Klaeser Dennis L. Klaeser Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
99.1	Press Release dated September 8, 2008